EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form S-8 No. 333-149468) pertaining to the Deferred Compensation Plan of Papa John’s International, Inc.,
(2)    Registration Statement (Form S-8 No. 333-165154, No. 333-168562, No. 333-221218) pertaining to the Nonqualified Deferred Compensation Plan of Papa John’s International, Inc.,
(3)    Registration Statement (Form S-8 No. 333-168561) pertaining to the 401(k) Plan of Papa John’s International, Inc.,
(4)    Registration Statement (Form S-8 No. 333-173893) pertaining to the 2011 Omnibus Incentive Plan of Papa John’s International, Inc.,
(5)    Registration Statement (Form S-8 No. 333-224770) pertaining to the 2018 Omnibus Incentive Plan of Papa John’s International, Inc., and
(6)    Registration Statement (Form S-3 No. 333-266654) of Papa John’s International, Inc.

of our reports dated February 29, 2024, with respect to the consolidated financial statements of Papa John’s International, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Papa John’s International, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Papa John’s International, Inc. and Subsidiaries for the year ended December 31, 2023.

/s/Ernst & Young LLP

Louisville, Kentucky

February 29, 2024